EXHIBIT 11
                         J. BAKER, INC. AND SUBSIDIARIES
                  Computation of Net Earnings Per Common Share*
                                   (Unaudited)


                                                                                        Quarter Ended
                                                                                May 2,                  May 3,
                                                                                1998                     1997
                                                                              --------                 -------

Net Earnings Per Common Share:
-----------------------------

Net earnings, basic and diluted                                             $   516,343             $   269,011
                                                                            ===========              ==========

Weighted average common
    shares outstanding, basic                                                13,920,294              13,892,969
                                                                             ----------              ----------

Effect of dilutive securities:
     Stock options and performance share awards                                 144,079                  38,366
                                                                             ----------             -----------
Weighted average common
    shares outstanding, diluted                                              14,064,373              13,931,335
                                                                             ==========              ==========

Net earnings per common share, basic                                             $0.037                  $0.019
                                                                             ==========              ==========
Net earnings per common share, diluted                                           $0.037                  $0.019
                                                                             ==========              ==========




* This calculation is submitted in accordance with Item 601(b)(11) of Regulation S-K.